UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2026, Fastly, Inc. ("Fastly") appointed Jeffrey Ford as principal accounting officer of Fastly, effective as of June 3, 2026 (the "PAO Effective Date"); he will not be an executive officer of Fastly. Mr. Ford has served as Fastly's Chief Accounting Officer since joining Fastly in September 2025. Richard Wong has served as Fastly's Chief Financial Officer and principal accounting officer since his appointment in August 2025. On the PAO Effective Date, Mr. Wong will cease serving as principal accounting officer, but will continue to serve as Fastly's Chief Financial Officer.

Mr. Ford, age 47, joined Fastly in September 2025 as Chief Accounting Officer. From August 2023 to September 2025, Mr. Ford served as Chief Accounting Officer and Senior Vice President of Finance at LivePerson, Inc., a digital engagement and conversational AI company. Before joining LivePerson, Mr. Ford served as a Controller at Stripe, LLC (formerly Stripe, Inc.), a global financial infrastructure platform from April 2022 to November 2022. From July 2021 to April 2022, Mr. Ford served as Vice President, Accounting at CrowdStrike, Inc., a cybersecurity technology company. Prior to that, Mr. Ford was a Partner at KPMG, a global network of professional firms providing audit, tax and advisory services, where he also held various leadership roles and served in the National Office (Department of Professional Practice) for over 20 years. He holds a B.S. in Accounting and B.A. in Business Administration and Economics from the University of Redlands and is a graduate of the Stanford Executive Program and an alumnus of Stanford University’s Graduate School of Business. Mr. Ford is a certified public accountant.

There are no arrangements or understandings between Mr. Ford and any other person pursuant to which Mr. Ford was appointed as principal accounting officer and there are no family relationships between Mr. Ford and any director or executive officer of Fastly. Mr. Ford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 3, 2026, Fastly held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The following is a brief description of each matter voted upon at the 2026 Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withhold with respect to the election of directors; (b) for, against or abstain for the ratification of the selection of KPMG LLP as Fastly’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (c) for, against, or abstain for the approval, on an advisory basis, of the compensation of Fastly’s named executive officers. Broker non-votes are also reported. A more complete description of each matter is set forth in Fastly’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2026 (the “Proxy Statement”).

Proposal 1:	Each of the three directors proposed by Fastly for election was elected by the following votes to serve until Fastly’s 2029 Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified, or, if sooner, until the director’s death, resignation or removal. The tabulation of votes on this matter was as follows:
		For	Withhold	Broker Non-Votes
	Aida Álvarez	64,546,213	34,566,664	27,697,198
	Charles Compton	97,724,476	1,388,401	27,697,198
	Richard Daniels	93,859,972	5,252,905	27,697,198

Proposal 2:	The selection of KPMG LLP as Fastly’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified. The tabulation of votes on this matter was as follows:
	For	Against	Abstain
	126,612,112	150,211	47,752

Proposal 3:	The compensation of Fastly’s named executive officers, as disclosed in the Proxy Statement, was approved on an advisory basis. The tabulation of votes on this matter was as follows:
	For	Against	Abstain	Broker Non-Votes
	83,845,193	15,149,405	118,279	27,697,198

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	June 9, 2026	By:	/s/ Richard Wong
Richard Wong
Chief Financial Officer